CLEAR Announces First Quarter 2026 Financial Results

NEW YORK, May 6, 2026 – Clear Secure, Inc. (NYSE: YOU), the secure identity company, has released financial results for the first quarter 2026 on its Investor Relations website at https://ir.clearme.com.

First Quarter Financial Highlights
(percentage change is expressed as year-over-year, unless otherwise specified)
●Revenue of $253.0 million was up 19.7%; Total Bookings of $291.7 million increased 40.8%
●Operating income of $62.0 million, representing a 24.5% operating income margin
●Net income of $56.4 million, representing a 22.3% net income margin
●Adjusted EBITDA of $80.6 million, representing a 31.9% Adjusted EBITDA margin and 720 basis points of year-over-year margin expansion
●Earnings per Common Share Basic and Diluted of $0.39 and $0.38, respectively
●Net cash provided by operating activities of $190.4 million; Free Cash Flow of $185.5 million

Operational Achievements
●Total CLEAR Members grew to 41.0 million, up 31.3% year-over-year and Active CLEAR+ Members grew to 8.2 million, up 13.0% year-over-year
●60 CLEAR+ airports, and 277 retail locations with TSA PreCheck® Enrollment Provided by CLEAR as of March 31, 2026
●eGates launched across 43 airports as of today; on track for network wide rollout in 2026
●CLEAR Concierge, a premium, personalized on-demand airport service now offered at 32 airports
●CLEAR1 delivered another record quarter, with bookings increasing approximately fivefold year-over-year, underscoring its strong growth trajectory

Capital Allocation Activities
●Approximately $56.4 million returned to shareholders in the first quarter of 2026, related to our regular quarterly dividend of $0.15 per share, a special dividend of $0.20 per share, distributions and $1.2 million share repurchases
●Clear Secure, Inc. announced today that its Board of Directors has declared a quarterly cash dividend of $0.15 per share, payable on June 24, 2026 to shareholders of record of Class A Common Stock and Class B Common Stock as of the close of business on June 10, 2026

Second Quarter and Full Year 2026 Guidance
●Second quarter 2026 Revenue of $268-271 million, representing 22.8% year-over-year growth at the midpoint
●Second quarter 2026 Total Bookings of $280-285 million, representing 26.7% year-over-year growth at the midpoint
●Full Year 2026 Free Cash Flow guidance increased from at least $440 million to at least $465 million, representing at least 35.5% year-over-year growth

"The seeds we planted to build the world’s most trusted, secure identity platform are taking hold at a critical moment. As structural instability rises, travel systems are under strain and AI-driven fraud accelerates, identity is no longer a feature, it is foundational. Our record first quarter reflects the strength of our platform, combining scale, security and frictionless experiences, positioning CLEAR to define the standard for trusted identity in this new era,”said Caryn Seidman Becker, CLEAR’s CEO.

Conference Call Details
CLEAR will host a conference call to discuss these results at 8:00 AM (ET) today. Investors and analysts can access the live teleconference call by dialing toll-free 877-407-3089 for U.S. participants and +1-215-268-9854 for international participants. Listeners can access the live webcast https://event.choruscall.com/mediaframe/webcast.html?webcastid=T4Fd6odt. A webcast replay will be available after the event on the investor relations website at https://ir.clearme.com.

About CLEAR
The mission of CLEAR, the secure identity company, is to strengthen security and create frictionless experiences. With over 41 million Members and a growing network of partners across the world, CLEAR's secure identity platform is transforming the way people live, work, and travel. Whether you are traveling, at the stadium, or on your phone, CLEAR connects you to the things that make you, you—making everyday experiences easier, more secure, and friction-free. CLEAR is committed to privacy done right.

Members are always in control of their own information, and we do not sell biometric or sensitive personal data. For more information, visit clearme.com.

Key Performance Indicators

	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Total Bookings (in millions)	$207.2	$222.9	$260.1	$287.1	$291.7
Total CLEAR Members (in thousands)	31,215	33,472	35,751	37,998	40,986
Active CLEAR+ Members (in thousands)	7,229	7,227	7,399	7,616	8,167
Definitions of Key Performance Indicators
To evaluate performance of the business, we utilize a variety of other non-GAAP financial reporting and performance measures. These key measures include Total Bookings, Total CLEAR Members, and Active CLEAR+ Members.

Total Bookings
Total Bookings represent our total revenue plus the change in deferred revenue during the period. Total Bookings in any particular period reflect sales to new and renewing CLEAR+ subscribers plus any accrued billings to partners. Management believes that Total Bookings is an important measure of the current health and growth of the business and views it as a leading indicator.
Total CLEAR Members
We define Total CLEAR Members as the cumulative number of Members that have registered for the CLEAR platform since inception as of the end of the period. This includes Members who have enrolled through CLEAR+, trials, single-use product purchases, other non-paid uses of the CLEAR platform, and associated family accounts. Total CLEAR Members exclude members who are solely marketing opt-ins and purged accounts, and are adjusted to remove identified duplicate non-paid accounts. Management views this metric as an important tool to analyze the efficacy of our growth and marketing initiatives as new Members are potentially a current and leading indicator of revenues.
Active CLEAR+ Members
We define Active CLEAR+ Members as the number of members with an active CLEAR+ subscription as of the end of the period. This includes CLEAR+ members who have an activated payment method, plus associated family accounts and is inclusive of Members who are in a trial or in a billing grace period. Management views this as an important tool to measure the growth of its CLEAR+ product.

Prior period Active CLEAR+ Members have been recast to reflect the removal of certain lapsed accounts identified in connection with a billing system transformation project undertaken during 2025. This recast had no impact on our consolidated financial statements or non-GAAP financial measures. There has been no other change in the calculation of Active CLEAR+ Members.

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(dollars in thousands, except share and per share data)

	March 31, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$170,675	$85,734
Marketable securities	629,401	614,439
Accounts receivable	1,062	1,925
Prepaid revenue share fee	28,629	29,679
Prepaid expenses and other current assets	35,088	32,837
Total current assets	864,855	764,614
Property and equipment, net	57,862	59,331
Right of use asset, net	98,803	100,048
Intangible assets, net	2,641	2,753
Goodwill	62,684	62,684
Restricted cash	2,851	2,764
Other assets	332,492	311,198
Total assets	$1,422,188	$1,303,392
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$6,469	$7,156
Accrued liabilities	298,606	236,543
Deferred revenue	554,894	516,201
Total current liabilities	859,969	759,900
Other long term liabilities	348,585	339,107
Total liabilities	1,208,554	1,099,007
Commitments and contingencies
Class A Common Stock, $0.00001 par value - 1,000,000,000 shares authorized; 100,499,743 and 100,497,622 shares issued and outstanding, respectively, as of March 31, 2026 and 97,988,039 and 97,986,631 shares issued and outstanding as of December 31, 2025, respectively	1	1
Class B Common Stock, $0.00001 par value - 100,000,000 shares authorized; 151,787 shares issued and outstanding as of March 31, 2026 and 351,787 shares issued and outstanding as of December 31, 2025	—	—
Class C Common Stock, $0.00001 par value - 200,000,000 shares authorized; 14,266,787 shares issued and outstanding as of March 31, 2026 and 15,745,891 shares issued and outstanding as of December 31, 2025	—	—
Class D Common Stock, $0.00001 par value - 100,000,000 shares authorized; 18,630,246 shares issued and outstanding as of March 31, 2026 and 19,130,246 shares issued and outstanding as of December 31, 2025	—	—
Accumulated other comprehensive income	(315)	840
Treasury stock at cost, 0 shares as of March 31, 2026 and December 31, 2025	—	—
Retained earnings	123,417	119,791
Additional paid-in capital	62,245	57,102
Total stockholders’ equity attributable to Clear Secure, Inc.	185,348	177,734
Non-controlling interest	28,286	26,651
Total stockholders’ equity	213,634	204,385
Total liabilities and stockholders’ equity	$1,422,188	$1,303,392

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(dollars in thousands, except share and per share data)

	Three months ended March 31,
	2026	2025
Revenue	$253,003	$211,368

Operating expenses:
Cost of revenue share fee	36,878	29,567
Cost of direct salaries and benefits	48,252	50,742
Research and development	19,451	18,999
Sales and marketing	15,954	13,386
General and administrative	63,637	54,738
Depreciation and amortization	6,830	6,532
Operating income	62,001	37,404

Other income (expense):
Interest income, net	6,761	6,153
Other income, net	1,983	448
Income before tax	70,745	44,005
Income tax expense	(14,361)	(5,422)
Net income	56,384	38,583
Less: net income attributable to non-controlling interests	17,589	13,178
Net income attributable to Clear Secure, Inc.	$38,795	$25,405

Net income per share of Class A Common Stock and Class B Common Stock (Note 14)
Net income per common share basic, Class A	$0.39	$0.26
Net income per common share basic, Class B	$0.39	$0.26
Net income per common share diluted, Class A	$0.38	$0.26
Net income per common share diluted, Class B	$0.38	$0.26
Weighted-average shares of Class A Common Stock outstanding, basic	99,206,588	95,323,648
Weighted-average shares of Class B Common Stock outstanding, basic	307,343	677,234
Weighted-average shares of Class A Common Stock outstanding, diluted	101,047,591	96,840,018
Weighted-average shares of Class B Common Stock outstanding, diluted	307,343	677,234

CLEAR SECURE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(dollars in thousands)

	Three months ended March 31,
	2026	2025
Operating activities:
Net income	$56,384	$38,583
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation of property and equipment	6,718	5,432
Amortization of intangible assets	112	1,100
Noncash lease expense	1,572	1,606
Equity-based compensation	11,311	7,798
Deferred income tax	7,749	(790)
Amortization of revolver loan costs	33	32
Premium amortization and (discount accretion), net on marketable securities	(350)	256
Changes in operating assets and liabilities:
Accounts receivable	863	(1)
Prepaid expenses and other assets	(2,741)	2,738
Prepaid revenue share fee	1,050	(429)
Accounts payable	(1,776)	(7,721)
Accrued and other long term liabilities	72,123	55,683
Deferred revenue	38,693	(4,256)
Operating lease liabilities	(1,385)	(1,684)
Net cash provided by operating activities	$190,356	$98,347

Investing activities:
Purchases of marketable securities	(286,945)	(97,381)
Sales of marketable securities	270,415	197,748
Purchases of property and equipment	(4,873)	(7,084)
Net cash (used in) provided by investing activities	$(21,403)	$93,283

Financing activities:
Repurchase of Class A Common Stock	(1,238)	(101,740)
Payment of dividend	(15,064)	(11,720)
Payment of special dividend	(20,105)	(25,316)
Distributions to members	(4,948)	(5,011)
Tax distribution to members	(15,078)	(24,542)
Payment of taxes on net settled stock-based awards	(13,245)	(2,621)
Payments under tax receivable agreements	(14,254)	(334)
Net cash used in financing activities	$(83,932)	$(171,284)

Net increase in cash, cash equivalents, and restricted cash	85,021	20,346
Cash, cash equivalents, and restricted cash, beginning of period	88,498	70,348
Exchange rate effect on cash and cash equivalents, and restricted cash	7	(11)
Cash, cash equivalents, and restricted cash, end of period	$173,526	$90,683

Non-GAAP Financial Measures

In addition to our results as determined in accordance with GAAP, we disclose Adjusted EBITDA, Adjusted EBITDA Margin, and Free Cash Flow as non-GAAP financial measures that management believes provide useful information to investors. These measures are not financial measures calculated in accordance with GAAP and should not be considered as a substitute for net income, net income margin, net cash provided by (used in) operating activities or any other operating performance measure calculated in accordance with GAAP, and may not be comparable to a similarly titled measure reported by other companies. Our Non-GAAP financial measures are expressed in thousands, unless otherwise indicated. We periodically reassess the components of our Non-GAAP adjustments for changes in how we evaluate our performance and changes in how we make financial and operational decisions to ensure the adjustments remain relevant and meaningful.

Adjusted EBITDA and Adjusted EBITDA Margin
We define Adjusted EBITDA as net income adjusted for income taxes, interest (income), net, depreciation and amortization, impairment and losses on asset disposals, equity-based compensation expense, net other (income) expense excluding sublease rental income, acquisition-related costs and changes in fair value of contingent consideration. We define Adjusted EBITDA Margin as Adjusted EBITDA expressed as percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are important financial measures used by management and our board of directors (“Board”) to evaluate business performance. We believe Adjusted EBITDA and Adjusted EBITDA Margin assist investors in evaluating the performance of the Company’s core operations by excluding certain items that impact the comparability of results from period to period.

Free Cash Flow

We define Free Cash Flow as net cash (used in) provided by operating activities adjusted for purchases of property. We believe Free Cash Flow provides useful information to management and investors about the Company’s liquidity and cash flow trends. With regards to our CLEAR+ subscription service, we generally collect cash from our Members upfront for annual subscriptions. As a result, when the business is growing Free Cash Flow can be a real time indicator of the current trajectory of the business.

See below for reconciliations of these non-GAAP financial measures to their most comparable GAAP measures.

Cautionary Note Concerning Forward-Looking Statements

This release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Company’s future financial or business performance, strategies or expectations, and as such are not historical facts. This includes, without limitation, statements regarding the Company’s financial position, capital structure, business strategy and plans and objectives of management for future operations, as well as statements regarding business momentum, growth, anticipated demand for our products and services and our business prospects during 2026, as well as expected impacts from our pricing actions, and our guidance for the First quarter and full year 2026. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “guidance,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions, although not all forward-looking statements contain these identifying words.

The forward-looking statements contained in this release are based on current expectations and beliefs concerning future developments and their potential effects on the Company. Investors are cautioned that any and such forward looking statement are not guarantees of future performance or results and involve risks and uncertainties (some of which are beyond the Company’s control), and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including but not limited to: risks relating to adding and retaining Members and partners, including Active CLEAR+ Members, or failing to increase the utilization of our platform; our inability to meet stakeholder expectations or maintain the value and reputation of our brand; failure to successfully compete, and the highly competitive market in which we operate; risks associated with the increased adoption of new technological solutions and services, including First-party identity verification solutions and credential authentication solutions; public confidence in, and acceptance of, identity platforms and biometrics generally, and our platform specifically; failure to successfully implement strategies to increase adoption of our platform or expand into new verticals; risks associated with our commercial agreements and strategic alliances, as well as potential indemnification obligations and certain of our agreements with First parties; risks related to the dependence of portions of our business and results of operations on concessionaire agreements; risks associated with our growth and ability to develop and introduce platform features and offerings, and the need for adequate research and development resources; risks associated with any decline or disruption in the travel industry or a general economic downturn; risks related to our need for additional capital to support our business growth and objectives, and risks that this capital may not be available to us on reasonable terms (or at all) and may result in shareholder dilution; risks associated with acquisitions and other strategic transactions; the need for high-quality personnel; risks associated with the complexity of our platform, including the negative impacts of any errors, system failures or the successful implementation of upgrades or new technology; the risk that our marketing efforts may not be effective; risks associated with changes in the Internet browsers and mobile device accessibility of Members; the ability to maintain our corporate culture; risks associated with payment processing; potential adverse impacts of climate change; our limited experience operating outside of the United States and risks associated with international operations; risks associated with breaches of our information technology systems or those of First parties upon which we rely, protection of our intellectual property, technology and confidential information and failures by First-party technology and devices on which our business relies; our reliance on First-party technology and information systems and our ability to find alternatives if such technology and information systems fail; potential liability due to the infringement on First-party intellectual property by technologies that we incorporate into our products; our ability to meet the standards set for our airport operations by governmental stakeholders; the risk that we may be sued by First parties for alleged infringement, misappropriation or other violations of intellectual property and other proprietary rights; risks associated with the actual or perceived failure to comply with applicable biometrics, artificial intelligence, health information and data privacy laws; failure to comply with the constantly evolving laws and regulations that we are or may become subject to; potential legal proceedings, regulatory disputes and governmental inquiries; coverage afforded under our insurance policies may be inadequate; risks associated with the use of “open source” software; limitations of the SAFETY Act’s liability protections; risks associated with our financial performance, including the risk of increased expenses and net losses in the near term and our ability to achieve or sustain profitability in the future; the failure of our estimates or judgments relating to our critical accounting policies; the risk that our focus on delivering a safe, reliable, predictable and frictionless Member experience may not maximize short-term financial results, which may yield results that conflict with the market’s expectations and could result in our stock price being negatively affected; risks associated with our structure as a holding company, and our reliance on Alclear Holdings, LLC for certain distributions; risks associated with dividend payments and share repurchases; risks associated with our organizational structure, including those related to our Tax Receivable Agreement; the control of the Company by our co-founder, whose interests in our business may be different than those of our other stockholders; restrictions under our Credit Agreement; the unpredictable nature of tax attributes that will impact our tax treatment; substantial future sales of shares of our Class A Common Stock could cause our stock price to fall; failure to maintain adequate internal controls; the risk that provisions in our charter documents and certain rules imposed by regulatory authorities may delay or prevent our acquisition by a First party; the volatility of our stock price; risks related to the founder performance-based restricted stock unit awards granted at the time of our initial public offering; future issuances of securities, including preferred securities, the terms of which could adversely affect the voting power or value of our Common Stock; and other risks and uncertainties indicated in the Company’s Securities and Exchange Commission (the "SEC") common stock reports or documents filed or to be filed with the SEC. Forward-looking statements included in this release speak only as of the date of this release or any earlier date specified for such statements. The Company disclaims any obligation to update any forward looking statements contained herein. All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf may be qualified in their entirety by this Cautionary Note Concerning Forward-Looking Statements .

Reconciliation of Net Income to Adjusted EBITDA and Net Income Margin to Adjusted EBITDA Margin:

	Three months ended March 31,
(In thousands)	2026	2025
Net income	$56,384	$38,583
Income tax expense	14,361	5,422
Interest (income), net	(6,761)	(6,153)
Other (income), net	(1,538)	(4)
Depreciation and amortization	6,830	6,532
Equity-based compensation expense	11,311	7,798
Adjusted EBITDA	$80,587	$52,178

Revenue	$253,003	$211,368
Net income Margin	22.3%	18.3%
Adjusted EBITDA Margin	31.9%	24.7%
Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow:

	Three months ended March 31,
(In thousands)	2026	2025
Net cash provided by operating activities	$190,356	$98,347
Purchases of property and equipment	(4,873)	(7,084)
Free Cash Flow	$185,483	$91,263

Investor Contact
CLEAR
ir@clearme.com

Media Contact
CLEAR
media@clearme.com